Exhibit 5.1

[GOODWIN PROCTER LLP LETTERHEAD]

August 8, 2014

DiamondRock Hospitality Company

3 Bethesda Metro Center, Suite 1500

Bethesda, MD 20814

Re:	Legality of Securities to be Registered Under Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion is furnished in connection with the registration statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of deferred compensation obligations (the “Obligations”) of DiamondRock Hospitality Company, a Maryland corporation (the “Company”). The Obligations will arise under the DiamondRock Hospitality Company Deferred Compensation Plan (the “Plan”), in which a group of management or highly compensated employees of the Company may participate.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

The opinion expressed below is limited to the Maryland General Corporation Law.

Based on the foregoing, we are of the opinion that the Obligations, when established pursuant to the terms of the Plan after approval by or pursuant to the terms of authorization from the Company’s Board of Directors and upon issuance and payment therefor in accordance with the terms of the Plan, will be duly authorized and validly issued and will be legal, valid and binding unsecured general obligations of the Company enforceable in accordance with their terms and the terms of the Plan, subject, as to enforcement, to (i) bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application, including without limitation, statutory or other laws regarding fraudulent or preferential transfers, relating to, limiting or affecting the enforcement of creditor’s rights generally, and (ii) the effect of general principles of equity upon the specific enforceability of any of the remedies, covenants or other provisions of the Plan and upon the availability of injunctive relief or other equitable remedies and the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) as such principles relate to, limit or affect the enforcement of creditors’ rights generally.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP